SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       Citizens South Banking Corporation
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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      14a-6(i)(3).

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      ........................................................................

      2) Aggregate number of securities to which transaction applies:

      ........................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      ........................................................................

      4) Proposed maximum aggregate value of transaction:

      ........................................................................

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:

2)    Form, Schedule or Registration Statement No.:

3)    Filing Party:

4)    Date Filed:

April 2, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Citizens South Banking Corporation. The Annual Meeting will be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina, at 10:30 a.m. (local time) on May 10, 2004.

The enclosed Notice of Annual Meeting and proxy statement describe the formal business to be transacted.

The Annual Meeting is being held so that stockholders will be given an opportunity to elect two directors and to ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as auditors for Citizens South Banking Corporation's 2004 fiscal year.

The Board of Directors of Citizens South Banking Corporation has determined that the matters to be considered at the Annual Meeting are in the best interest of Citizens South Banking Corporation and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed white proxy card as soon as possible even if you currently plan to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,


Kim S. Price
President and Chief Executive Officer

                       Citizens South Banking Corporation
                              245 West Main Avenue
                       Gastonia, North Carolina 28053-2249
                                 (704) 868-5200

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2004

      Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Citizens South Banking Corporation will be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina 28054-5156, on May 10, 2004 at 10:30 a.m., local time.

      A proxy statement and white proxy card for the Meeting are enclosed.

      The Meeting is for the purpose of considering and acting upon:

      1.    The election of two directors of Citizens South Banking Corporation;

      2. The ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as auditors for Citizens South Banking Corporation for the fiscal year ending December 31, 2004; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

      Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which by original or later adjournment the Meeting may be adjourned. Stockholders of record at the close of business on March 15, 2004 are the stockholders entitled to vote at the Meeting, and any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be available at 245 West Main Avenue, Gastonia, North Carolina, for a period of 10 days prior to the Meeting and will also be available for inspection at the Meeting.

      EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF CITIZENS SOUTH BANKING CORPORATION A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE MEETING.

                                             By Order of the Board of Directors


                                             Paul L. Teem, Jr.
                                             Secretary

Gastonia, North Carolina
April 2, 2004

--------------------------------------------------------------------------------
IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       of
                       CITIZENS SOUTH BANKING CORPORATION
                              245 West Main Avenue
                       Gastonia, North Carolina 28053-2249
                                 (704) 868-5200

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2004

      This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Citizens South Banking Corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina 28054-5156, on May 10, 2004 at 10:30 a.m., local time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed to stockholders on or about April 2, 2004.

                              REVOCATION OF PROXIES

      Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Citizens South Banking Corporation will be voted in accordance with the directions given thereon. Please sign and return your proxy to our corporate secretary at Citizens South Banking Corporation in order for your vote to be counted. Where no instructions are indicated, signed proxies will be voted "FOR" the proposals set forth in this proxy statement for consideration at the Meeting.

      Proxies may be revoked by sending written notice of revocation to the Secretary of Citizens South Banking Corporation, Paul L. Teem, Jr., at the address of Citizens South Banking Corporation shown above, by filing a duly executed proxy bearing a later date or by voting in person at the Meeting. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of Citizens South Banking Corporation prior to the voting of such proxy.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      Holders of record of Citizens South Banking Corporation common stock ("common stock") at the close of business on March 15, 2004 (the "Voting Record Date") are entitled to one vote for each share held. As of the Voting Record Date, there were 8,486,384 shares of common stock issued and outstanding. The presence in person or by proxy of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Meeting.

      In accordance with the provisions of the Certificate of Incorporation of the Company, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

      Persons and groups who beneficially own in excess of five percent of Citizens South Banking Corporation's common stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth beneficial ownership of the Company's outstanding common stock, as of the Voting Record Date, by those persons who held more than five percent of the Company's outstanding shares and by directors and executive officers of the Company, individually and as a group.

                                                               Amount of Shares Owned and                Percent of Shares of
          Name and Address of Beneficial Owner               Nature of Beneficial Ownership          Common Stock Outstanding (3)
-----------------------------------------------------------  ------------------------------          ----------------------------
Mendon Capital Advisors Corp. (1)                                       467,200                                5.08%
150 Allens Creek Road
Rochester, New York  14618

Citizens South Bank Employee Stock Ownership Plan (2)                   456,507                                4.97%
245 West Main Avenue
Gastonia, North Carolina  28053-2249

Kim S. Price                                                            266,222                                2.90%
Eugene R. Matthews, II                                                   81,832                                  *
Senator David W. Hoyle                                                  198,429                                2.16%
Martha B. Beal                                                          116,139                                1.26%
James J. Fuller                                                          71,466                                  *
Charles D. Massey                                                       112,973                                1.23%
Ben R. Rudisill, II                                                     129,191                                1.41%
Gary F. Hoskins                                                         117,664                                1.28%
Paul L. Teem, Jr.                                                       184,528                                2.01%
Michael R. Maguire                                                       59,974                                  *
Vance B. Brinson, Jr.                                                    27,787                                  *
Daniel M. Boyd, IV                                                       18,336                                  *
J. Stephen Huffstetler                                                   63,578                                  *
All directors and executive officers                                  1,448,119                               15.76%
as a group (13 persons)

----------
(1) Based exclusively on a Schedule 13G filed by Mendon Capital Advisors Corp. with the SEC on March 4, 2004.

(2)   All shares are held on behalf of the plan by a third-party trustee.

(3) Calculated by dividing the number of shares in the second column of this table by the total number of shares of common stock outstanding at the Voting Record Date (8,486,384 shares) plus 704,428 shares representing the total number of shares that may be acquired pursuant to the exercise of stock options that are currently exercisable or are exercisable within 60 days of the Voting Record Date.

*     Less than 1%.

                 VOTING PROCEDURES AND METHOD OF COUNTING VOTES

      As to the election of directors, the white proxy card provided by the Board of Directors enables a stockholder to vote "FOR" the election of the two nominees proposed by the Board of Directors or to "WITHHOLD AUTHORITY" to vote for the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of the shares voted at the Meeting without regard to either broker non-votes or proxies as to which the authority to vote for the nominee is withheld.

      As to the ratification of Cherry, Bekaert & Holland, L.L.P. as auditors of the Company, by checking the appropriate box a stockholder may vote "FOR" the item, vote "AGAINST" the item or "ABSTAIN" from voting on the item. The ratification of auditors must be approved by a majority of the shares voted at the Meeting without regard to broker non-votes or proxies marked abstain.

      In the event at the time of the Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Meeting may be adjourned in order to permit the further solicitation of proxies.

      Proxies solicited hereby will be returned to the Company and will be tabulated by inspectors of election designated by the Board of Directors of the Company.

                        PROPOSAL I--ELECTION OF DIRECTORS

      Citizens South Banking Corporation's Board of Directors is currently composed of seven persons, and is divided into three classes with one class of directors elected each year. Directors are generally elected to serve for a three year period or until their respective successors shall have been elected and shall qualify. Two directors will be elected at the Meeting. The Board of Directors has nominated Kim S. Price and Eugene R. Matthews II, each to serve for a three-year term.

      The table below sets forth certain information, as of the record date, regarding the Board of Directors. Historical information includes service as a director with Citizens South Bank and its predecessors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES.

                                                                                          Shares of Common
                                                                              Current          Stock
                                                                 Director      Term         Beneficially       Percent
         Name                Age          Positions Held           Since      Expires        Owned (15)       of Class
-------------------------    ---    ---------------------------  --------     -------     -----------------   ---------
                                                 NOMINEES

Kim S. Price                 48     President, Chief Executive     1997        2004           266,222(1)         2.90%
                                       Officer and Director
Eugene R. Matthews, II       47              Director              1998        2004            81,832(2)         *

                                                DIRECTORS

Senator David W. Hoyle       65              Chairman              1975        2006           198,429(3)         2.16%
Martha B. Beal               72              Director              1993        2005           116,139(4)         1.26%
James J. Fuller              60              Director              1972        2005            71,466(4)         *
Charles D. Massey            66              Director              1971        2005           112,973(5)         1.23%
Ben R. Rudisill, II          60            Vice Chairman           1977        2006           129,191(6)         1.41%

                                 EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Gary F. Hoskins              40      Executive Vice President,                                117,664(7)         1.28%
                                        Treasurer and Chief
                                         Financial Officer
Paul L. Teem, Jr.            56      Executive Vice President,                                184,528(8)         2.01%
                                        Secretary and Chief
                                      Administrative Officer
Michael R. Maguire           46      Senior Vice President and                                 59,974(9)         *
                                       Chief Credit Officer
Vance B. Brinson, Jr.        57      Executive Vice President                                  27,787(10)        *
                                     and Chief Lending Officer
Daniel M. Boyd, IV           42      Executive Vice President                                  18,336(11)        *
J. Stephen Huffstetler       48        Senior Vice President                                   63,578(12)        *

All directors and executive officers                                                        1,448,119(13)(14)    15.76%
  as a group (13 persons)

----------
(1) Includes 154,307 shares that may be acquired pursuant to presently exercisable stock options.

(2) Includes 27,665 shares that may be acquired pursuant to presently exercisable stock options.

(3) Includes 30,731 shares that may be acquired pursuant to presently exercisable stock options.

(4) Includes 37,655 shares that may be acquired pursuant to presently exercisable stock options.

(5) Includes 22,670 shares that may be acquired pursuant to presently exercisable stock options.

(6) Includes 30,754 shares that may be acquired pursuant to presently exercisable stock options.

                                          (footnotes continue on following page)

----------
(7) Includes 50,561 shares that may be acquired pursuant to presently exercisable stock options.

(8) Includes 74,059 shares that may be acquired pursuant to presently exercisable stock options.

(9) Includes 41,408 shares that may be acquired pursuant to presently exercisable stock options.

(10) Includes 14,850 shares that may be acquired pursuant to presently exercisable stock options.

(11) Includes 4,000 shares that may be acquired pursuant to presently exercisable stock options.

(12) Includes 39,476 shares that may be acquired pursuant to presently exercisable stock options.

(13) Includes 565,791 shares that may be acquired pursuant to presently exercisable stock options.

(14) Includes 45,264 shares allocated to the accounts of executive officers under the ESOP and excludes the remaining 411,243 shares (amounting to 4.97% of the shares outstanding) owned by the ESOP for the benefit of employees. Under the terms of the ESOP, shares of common stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP trustee in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated shares, unless its fiduciary duty requires otherwise.

(15) Unless otherwise indicated, each person effectively exercises sole (or shared with spouse) voting and dispositive power as to the shares reported.

*     Less than 1%

      The business experience for the past five years for each of Citizens South Banking Corporation's directors and executive officers is as follows:

      Directors

      Senator David W. Hoyle is a North Carolina State Senator and has served in that position since 1993. Prior to that, Senator Hoyle was a self-employed real estate developer and investor. Senator Hoyle has served as Chairman of the Board since January 1998.

      Ben R. Rudisill, II is the President of Rudisill Enterprises, Inc., a wholesale beverage distributor, and has served in that position since 1976. Mr. Rudisill has served as Vice Chairman of the Board since January 1998.

      Kim S. Price is the President and Chief Executive Officer of Citizens South Banking Corporation and Citizens South Bank, and has served in these positions since August 1997.

      Martha B. Beal was the Vice President, Secretary, Treasurer, and Financial Officer of Chelsea House, Inc., a manufacturer of decorative arts, accessories and furniture, from 1973 until her retirement in 1998.

      James J. Fuller is the President of Mount Holly Furniture Company, Inc., and has served in that position since 1972.

      Charles D. Massey is a private investor and retired in 2003 as the Managing Partner of Massey Properties, a real estate investment firm, a position he had served in since 1975. From 1957 to 2000, Mr. Massey also served in various positions with The Massey Company, Inc., a wholesale industrial distributor, from which he retired in December 2000 as Director of Information Services.

      Eugene R. Matthews, II is the Vice President and Regional Director of Stores of Belk, Inc., a department store chain, and has served in that position since 1998. From 1980 to 1998, Mr. Matthews served as Senior Vice President and a director of Matthews-Belk Co., Inc., a department store chain.

      Executive Officers Who are Not Directors

      Gary F. Hoskins has served as Executive Vice President, Treasurer and Chief Financial Officer of Citizens South Banking Corporation and Citizens South Bank since August 1997.

      Paul L. Teem, Jr. has served as Executive Vice President and Secretary of Citizens South Banking Corporation and Citizens South Bank since 1983, and Chief Administrative Officer since November 2000.

      Michael R. Maguire has served as Senior Vice President and Chief Credit Officer of Citizens South Bank since May 1999. Prior to that Mr. Maguire served as a Vice President and in various executive capacities in the commercial banking functions of First Union National Bank of North Carolina from 1984 to May 1999.

      Vance Burton ("Burt") Brinson, Jr. has served as Executive Vice President of Citizens South Bank since March 2002. Prior to that Mr. Brinson served as a Senior Vice President and in various executive capacities in the commercial banking functions of Wachovia Bank, N.A., from 1977 to March 2002.

      Daniel M. Boyd, IV has served as Executive Vice President of Citizens South Bank since September 2002. Prior to that Mr. Boyd served as Executive Vice President - Commercial Lending at First Gaston Bank of North Carolina from 1995 to September 2002. Prior to that Mr. Boyd served as Vice President - Commercial Banking and in various executive capacities in the commercial banking functions of Wachovia Bank, N.A., from 1984 to July 1995.

      John Stephen ("Steve") Huffstetler has served as Senior Vice President of Citizens South Bank since March 1997.

Board Independence

      The Board of Directors has determined that, except as to Mr. Price, each member of the Board is an "independent director" within the meaning of the Nasdaq corporate governance listing standards. Mr. Price is not considered independent because he is an executive officer of Citizens South Banking Corporation.

Meetings and Committees of the Board of Directors

      General. The business of Citizens South Banking Corporation is conducted at regular and special meetings of the full Board and its standing committees. The standing committees include the Executive, Audit, Nominating and Corporate Governance and Compensation Committees. During the fiscal year ended December 31, 2003, the Board of Directors of Citizens South Banking Corporation held four regular meetings and three special meetings. No member of the Board or any committee thereof attended fewer than 75% of said meetings. Executive sessions of the independent directors are held on a regularly scheduled basis.

      Executive Committee. The Executive Committee consists of Directors Hoyle (Chairman), Rudisill, Matthews and Price. The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of Citizens South Banking Corporation, subject at all times to the direction of the Board of Directors. The Executive Committee met 14 times during the fiscal year ended December 31, 2003.

      Compensation Committee. The Compensation Committee consists of Directors Rudisill (Chairman), Fuller and Matthews. The Compensation Committee reviews and administers compensation, including stock options and stock awards, benefits and other matters of personnel policy and practice. The Committee met two times during the fiscal year ended December 31, 2003. Each member of the Compensation Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards. The report of the Compensation Committee is included elsewhere in this proxy statement.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Directors Fuller (Chairman), Hoyle, Beal, Massey, Rudisill and Matthews. Each member of the Nominating and Corporate Governance Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards. Citizens South Banking Corporation's Board of Directors has adopted a written charter for the Committee, which is available at Citizens South Banking Corporation's website at www.citizenssouth.com. The Committee met two times during the fiscal year ended December 31, 2003.

      The functions of the Nominating and Corporate Governance Committee include the following:

      o to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

      o to review and monitor compliance with the requirements for board independence;

      o to review the committee structure and make recommendations to the Board regarding committee membership;

      o to develop and recommend to the Board for its approval a set of corporate governance guidelines; and

      o to develop and recommend to the Board for its approval a self-evaluation process for the Board and its committees.

      The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to Citizens South Banking Corporation's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

      o has the highest personal and professional ethics and integrity and whose values are compatible with Citizens South Banking Corporation's;

      o has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

      o is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

      o is familiar with the communities in which Citizens South Banking Corporation operates and/or is actively engaged in community activities;

      o is involved in other activities or interests that do not create a conflict with his or her responsibilities to Citizens South Banking Corporation and its stockholders; and

      o has the capacity and desire to represent the balanced, best interests of the stockholders of Citizens South Banking Corporation as a group, and not primarily a special interest group or constituency.

      In addition, the Nominating and Corporate Governance Committee will determine whether a candidate satisfies the qualifications requirements of the Company's Bylaws, which require any person appointed or elected to the Board of Directors to own at least 100 shares of the Company's common stock and to reside or work in a county in which Citizens South Bank maintains an office (at the time of appointment or election) or in a county contiguous to a county in which Citizens South Bank maintains an office.

      Finally, the Nominating and Corporate Governance Committee will take into account whether a candidate satisfies the criteria for "independence" under the Nasdaq corporate governance listing standards, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an audit committee financial expert.

      Procedures for the Nomination of Directors by Stockholders. The Nominating and Corporate Governance Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board, the Nominating and Corporate Governance Committee will consider candidates submitted by Citizens South Banking Corporation's stockholders. Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary, at 245 West Main Avenue, Post Office Box 2249, Gastonia, North Carolina 28053-2249. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the anniversary date of Citizens South Banking Corporation's proxy materials for the preceding year's annual meeting. The submission must include the following information:

      o the name and address of the stockholder as they appear on Citizens South Banking Corporation's books, and number of shares of Citizens South Banking Corporation's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

      o the name, address and contact information for the candidate, and the number of shares of common stock of Citizens South Banking Corporation that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

      o     a statement of the candidate's business and educational experience;

      o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Rule 14A;

      o a statement detailing any relationship between the candidate and Citizens South Banking Corporation;

      o a statement detailing any relationship between the candidate and any customer, supplier or competitor of Citizens South Banking Corporation;

      o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

      o a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

      Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating and Corporate Governance Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading "Stockholder Proposals and Nominations."

      Stockholder Communications with the Board. A stockholder of Citizens South Banking Corporation who wishes to communicate with the Board or with any individual director may write to the Corporate Secretary of the Company, 245 West Main Avenue, Post Office Box 2249, Gastonia, North Carolina 28053-2249,
Attention: Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

      o forward the communication to the director or directors to whom it is addressed;

      o attempt to handle the inquiry directly, for example where it is a request for information about the Company or a stock-related matter; or

      o not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

      At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

      The Audit Committee. The Audit Committee consists of Directors Massey (Chairman), Rudisill, Matthews and Beal. Each member of the Audit Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

      o retaining, overseeing and evaluating a firm of independent certified public accountants to audit Citizens South Banking Corporation's annual financial statements;

      o in consultation with the independent auditors and the internal auditor, reviewing the integrity of Citizens South Banking Corporation's financial reporting processes, both internal and external;

      o     approving the scope of the audit in advance;

      o reviewing the financial statements and the audit report with management and the independent auditors;

      o considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor's independence;

      o reviewing earnings and financial releases and quarterly reports filed with the SEC;

      o consulting with the internal audit staff and reviewing management's administration of the system of internal accounting controls;

      o approving all engagements for audit and non-audit services by the independent auditors; and

      o     reviewing the adequacy of the audit committee charter.

      The Audit Committee met four times during the fiscal year ended December 31, 2003. The Audit Committee reports to the Board on its activities and findings. The Board of Directors has determined that Ben R. Rudisill, II qualifies as an "audit committee financial expert" as that term is defined by the rules and regulations of the SEC.

Audit Committee Report

      The Audit Committee operates under a written charter adopted by the Board of Directors (appended to this proxy statement as Appendix A and available on the Company's website at www.citizenssouth.com).

      Management is responsible for Citizens South Banking Corporation's internal controls and financial reporting processes. The independent auditors are responsible for performing an independent audit of Citizens South Banking Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      As part of its ongoing activities, the Audit Committee has:

      o reviewed and discussed with management, and the independent auditors, Citizens South Banking Corporation's audited consolidated financial statements for the year ended December 31, 2003;

      o discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

      o received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence from Citizens South Banking Corporation.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Citizens South Banking Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 and be filed with the SEC. In addition, the Audit Committee approved the engagement of Cherry, Bekaert & Holland, L.L.P. as Citizens South Banking Corporation's independent auditors for the year ending December 31, 2004, subject to the ratification of this appointment by the stockholders of Citizens South Banking Corporation.

      This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities

Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Citizens South Banking Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               The Audit Committee

                          Charles D. Massey (Chairman)
                                 Martha B. Beal
                             Eugene R. Matthews, II
                               Ben R. Rudisill, II

Code of Ethics

      Citizens South Banking Corporation has adopted a Code of Ethics that is applicable to the officers, directors and employees of Citizens South Banking Corporation, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on Citizens South Banking Corporation's website at www.citizenssouth.com. Amendments to and waivers from the Code of Ethics will also be disclosed on Citizens South Banking Corporation's website.

Compensation of Directors

      Fees. Each non-employee director of the Company (other than the Chairman of the Board) receives a monthly retainer of $1,083. The Chairman of the Board of the Company receives a monthly retainer of $1,667. In addition, each non-employee director of the Company receives a fee of $1,000 for each Board meeting attended and $300 for each Committee meeting attended (except for the Company's Executive Committee, for which directors receive $400 for each meeting attended).

      Except for Company Director Beal, who has attained the Bank Board's mandatory retirement age, all Company directors currently serve on the Board of Directors of Citizens South Bank, the Company's subsidiary. Each non-employee director receives a fee of $350 for each Bank Board meeting attended and $300 for each Bank Committee meeting attended (except for the Executive Committee of the Bank, for which the directors receive $400 for each meeting attended). Directors are permitted one paid absence from Company Board meetings and two paid absences from Bank Board meetings.

      Deferred Compensation and Income Continuation Agreement. In May 1986, Citizens South Bank entered into nonqualified deferred compensation agreements ("DCAs") for the benefit of certain directors at that time, including Directors Fuller, Hoyle, Massey and Rudisill. The DCAs were amended in March 2004. The DCAs provide each director with the opportunity to defer up to $20,000 of their annual compensation into the DCA. Amounts credited to a director's account under the DCA will be paid in 120 equal monthly payments (i) to the director upon his retirement from service on or after attaining age 70, (ii) to the director immediately upon termination of his service due to disability, or (iii) to the director's beneficiaries upon his death. If the director voluntarily terminates his service before age 70, his retirement benefit will be paid at age 70 and will be based on the accrued retirement liability balance existing on the date service terminates. If a director's service terminates within one year after a change in control of the Company, the DCA provides for a lump sum cash payment of the retirement benefit projected to be accrued at the point when the director would have attained age 70. Benefits under the DCAs are forfeited if the director's service is terminated for cause. The DCA is an unfunded plan for tax purposes and for purposes of the Employment Retirement Income Security Act ("ERISA"). All obligations arising under the DCA are payable from the general assets of Citizens South Bank.

      Supplemental Retirement Plan. In February 1992, Citizens South Bank entered into nonqualified supplemental retirement agreements ("SRAs") for certain directors at that time, including Directors Fuller, Hoyle, Massey and Rudisill. Citizens South Bank entered into SRAs for Directors Beal and Matthews in October 2000. The SRAs provide for an annual benefit that ranges from $4,000 to $15,600, payable beginning at age 70. Monthly benefits are provided for designated beneficiaries of directors. Amounts not paid to the director, beneficiaries or spouse are paid to the estate of the director in a lump sum. Benefits under the SRAs are forfeited if the director's service is terminated for cause. The SRA is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SRAs are payable from the general assets of Citizens South Bank.

      Stock Benefit Plans. Directors are eligible to receive awards of stock options and restricted stock. On November 3, 2003, each non-employee director of the Company was granted non-qualified options to purchase 22,670 shares of common stock of the Company and 10,510 restricted stock awards. All stock options vest in 20% increments over a five-year period from the date of the director's first election to the Board of Directors. Restricted stock awards vest over a seven-year period, commencing on the date of the award, at the rate of 30% immediately, 10% on January 2, 2004, 10% on November 3, 2005 and 10% per year on November 3 of each year thereafter, or upon the director's disability, normal retirement, death, or following a change in control of the Company.

Executive Compensation

      The following table sets forth certain information as to the total remuneration paid to the Chief Executive Officer and the five most highly compensated executive officers, other than the Chief Executive Officer, who earned over $100,000 in salary and bonuses during any of the last three fiscal years (the "Named Executive Officers").

                                                    Annual Compensation                   Long-Term Compensation
                                            ---------------------------------------  --------------------------------
                                                                                             Awards           Payouts
                                                                                     ---------------------    -------
                                                                                     Restricted   Options/               All Other
           Name and            Year Ended                            Other Annual       Stock       SARS        LTIP   Compensation
      Principal Position         12/31      Salary (1)  Bonus (2)  Compensation (3)  Awards (4)     (#)       Payouts       (5)
-----------------------------  ----------   ----------  ---------  ----------------  ----------   --------    -------  ------------
Kim S. Price                      2003       $190,008   $      --     $     --        $639,200     109,305       --     $80,161 (6)
President, Chief Executive        2002        150,000      41,580           --              --        --         --      77,714 (6)
Officer and Director              2001        139,368      34,000           --              --        --         --      39,597 (6)

Paul L. Teem, Jr.                 2003        100,008          --           --         376,000      74,059       --      65,731 (6)
Executive Vice President,         2002         95,016      21,949           --              --        --         --      53,252 (6)
Secretary and Chief               2001         90,192      15,000           --              --        --         --      28,755 (6)
Administrative Officer

Gary F. Hoskins                   2003         92,016          --           --         300,800      50,561       --      25,997 (6)
Executive Vice President,         2002         80,016      21,064           --              --        --         --      14,229 (6)
Treasurer and Chief Financial     2001         75,264      12,500           --              --        --         --      11,183 (6)
Officer

Michael R. Maguire                2003         94,512          --           --         150,400      20,000       --      23,386 (6)
Senior Vice President and         2002         92,520      17,094           --              --        --         --      17,574 (6)
Chief Credit Officer              2001         88,032      15,500           --              --        --         --      12,842 (6)

Vance Burton Brinson, Jr.         2003        116,016          --          14,882      150,400      20,000       --      25,566
Executive Vice President          2002         89,045      25,918           --              --        --         --       2,475
                                  2001             --          --           --              --        --         --          --

Daniel M. Boyd, IV                2003        102,504          --          12,660      150,400      20,000       --      20,845
Executive Vice President          2002         29,167       6,930           --              --        --         --         875
                                  2001             --          --           --              --        --         --          --

----------
(1) Includes compensation deferred at the election of executives pursuant to the 401(k) Plan of Citizens South Bank.

(2) Includes bonuses deferred at the election of executives pursuant to the 401(k) Plan of Citizens South Bank.

(3) Citizens South Bank provides certain members of senior management with certain other personal benefits. In cases where the aggregate value of such personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer, the value of such benefits is not included in this table. With respect to Mr. Brinson, the amount shown consists of $11,726 in an automobile allowance (and associated expenses) and $3,156 in country club fees; with respect to Mr. Boyd, the amount shown consists of $9,000 in an automobile allowance and $3,660 in country club fees.

(4) The following number of shares of common stock was awarded under the 2003 Recognition and Retention Plan to: Mr. Price-42,500 shares; Mr. Teem-25,000 shares; Mr. Hoskins-20,000 shares; and Messrs. Maguire, Brinson and Boyd-10,000 shares each. The market value per share was $15.04 at the time of award. The shares awarded vest over a seven-year period, commencing on the date of award, at the rate of 30% immediately, 10% on January 2, 2004, 10% on November 3, 2005 and 10% per year on November 3 of each year thereafter.

(5) Includes employer contributions to Citizens South Bank's 401(k) Plan and Employee Stock Ownership Plan on behalf of the executive.

(6) Includes the vested portion of the annual increase in the value of Citizens South Bank's 2001 Executive Supplemental Retirement Plan.

      Employment Agreement. Citizens South Bank has entered into an employment agreement with its President and Chief Executive Officer, Kim S. Price, which provides for a term of 36 months. On each anniversary date, the agreement may be extended for an additional 12 months, so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. At January 1, 2004, the base salary for Mr. Price was $196,658. The base salary may be increased but not decreased. In addition to the base salary, the agreement provides for, among other things, participation in stock benefit plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by Citizens South Bank for cause at any time. In the event Citizens South Bank terminates the executive's employment for reasons other than for cause, or in the event of the executive's resignation from Citizens South Bank upon the occurrence of certain events that would amount to a constructive termination, the executive would be entitled to severance pay in an amount equal to 2.99 times the annual rate of Base Salary (which includes any salary deferred at the election of Mr. Price) at the time of termination, plus the highest annual cash bonus paid to him during the prior three years. Citizens South Bank would also continue the executive's life, health, dental and disability coverage for the unexpired term of the agreement. In the event the payments include an "excess parachute payment" as defined by Section 280G of the Internal Revenue Code (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

      In the event of the executive's disability, the executive will receive his base salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy maintained by Citizens South Bank. In the event of the executive's death, Citizens South Bank will pay his base salary to his named beneficiaries for one year following his death, and will also continue medical, dental, and other benefits to his family for one year. The employment agreement provides that, following termination of employment, other than following a change in control, the executive will not compete with Citizens South Bank for a period of one year.

      Executive Supplemental Retirement Plan. Citizens South Bank has adopted an Executive Supplemental Retirement Plan for certain executives, including Messrs. Price, Teem, Maguire, Hoskins, Brinson and Boyd. The Executive Supplemental Retirement Plan is a non-qualified, unfunded deferred compensation plan evidenced by separate agreements for each executive. Although the Executive Supplemental Retirement Plan is unfunded, Citizens South Bank has purchased life insurance policies on each executive that are actuarially designed to offset the annual expenses associated with the plan and will, if the actuarial assumptions are accurate, offset all of the costs associated with the plan during the life of the executive, providing complete recovery of all plan costs upon the executive's death. The amount of an executive's benefit will be determined pursuant to the accrual of two accounts: (i) a pre-retirement account and (ii) an index retirement benefit account. The pre-retirement account is a liability reserve account of Citizens South Bank and is increased or decreased each year by the aggregate annual after-tax income from specified life insurance contracts reduced by an "opportunity cost," which is calculated by taking into account Citizens South Bank's after-tax cost of funds. The index retirement benefit account is equal to the excess of the annual earnings of the insurance policies over the "opportunity cost." Upon retirement at age 65 (normal retirement) or on or after age 55 (early retirement), the balance in the executive's pre-retirement account will be paid in 156 monthly installments commencing within 30 days following the executive's retirement. In addition, upon normal or early retirement, the executive will receive an index retirement benefit annually until his death. Should the executive die prior to having received the entire amount of his pre-retirement account, the unpaid balance will be paid in a lump sum to his designated beneficiaries.

      Messrs. Price and Teem vest in their benefits under the plan at the rate of 20% per year of employment with Citizens South Bank. Both Mr. Price and Mr. Teem are 100% vested in their accrued benefit. Each of Messrs. Maguire, Hoskins, Brinson and Boyd will vest in his benefits under the plan at the rate of 10% per year times the number of years from the effective date of the agreement, to a maximum of 75%, prior to attaining age 60. Upon attainment of age 60, each executive's vested percentage in his accounts will be 75%, and will increase by 5% for each subsequent year, until full vesting at age 65.

      In the event Mr. Price, Teem, Maguire, Hoskins, Brinson or Boyd becomes disabled prior to termination of employment and the executive's employment is terminated because of such disability, the executive will be entitled to receive the balance in his pre-retirement account payable in 156 monthly installments commencing 30 days following termination of service due to disability. In addition, the executive will receive the annual index retirement benefit until the executive's death. The benefits are forfeitable by the executive if the executive's service is terminated for cause. In the event of a change in control of the Company, the executive will be entitled to the benefits due upon attainment of early retirement, as if the executive had been continuously employed by Citizens South Bank until his early retirement date. At December 31, 2003, Messrs. Price, Teem, Maguire, Hoskins, Brinson and Boyd had $145,000, $129,000, $34,000, $19,000, $0 and $0, respectively, accrued to their pre-retirement accounts.

      Split Dollar Death Benefits. In conjunction with the adoption of the Executive Supplemental Retirement Plan, Citizens South Bank also adopted Endorsement Split Dollar Agreements with the six executives covered by the Executive Supplemental Retirement Plan. Under the Endorsement Split Dollar Agreements, if the executives die while employed by Citizens South Bank, their beneficiaries will be paid a death benefit equal to 100% of the net-at-risk insurance portion of the proceeds on certain life insurance policies purchased by Citizens South Bank on the executives' lives. If an executive dies after termination of employment with Citizens South Bank, the executive's beneficiary would receive a portion of the net-at-risk insurance proceeds equal to the amount of the net-at-risk insurance proceeds multiplied by the executive's vested percentage. Messrs. Price and Teem vest in their death benefits under the agreements at the rate of 20% per year of employment with Citizens South Bank. At the end of 2003, Mr. Teem was 100% vested in his accrued benefit and Mr. Price was 100% vested. Each of Messrs. Maguire, Hoskins, Brinson and Boyd will vest in his death benefits under his agreement at the rate of 10% per year times the number of years from the effective date of the executive agreement, to a maximum of 75%, prior to attaining age 60. Upon attainment of age 60, their vested percentage in his death benefit will be 75%, and will increase by 5% for each subsequent year, until full vesting at age 65. The net-at-risk insurance portion is the total proceeds less the cash value of the policy.

      Merger/Acquisition Protection Agreements. Citizens South Bank has entered into a merger/acquisition protection agreement with each of Michael R. Maguire, its Senior Vice President and Chief Credit Officer, Paul L. Teem, Jr., its Executive Vice President, Gary F. Hoskins, its Executive Vice President and Chief Financial Officer, Daniel M. Boyd, IV, its Executive Vice President and V. Burton Brinson, Jr., its Executive Vice President, pursuant to which each executive will be paid as severance a sum equal to one and one-half times his annual compensation, including base salary at the highest rate of pay and aggregate bonuses paid during the 12-month period prior to termination of employment in the event of a change in control of Citizens South Bank or Citizens South Banking Corporation. In addition, the executive would be entitled to continued life, medical, dental and disability coverage for 18 months following termination of employment. In exchange for this protection, the executive has agreed not to directly or indirectly compete against Citizens South Bank or Citizens South Banking Corporation for twelve months following the payment of the severance amount. The term of the agreement continues during the term of his employment and for twelve months following a change in control of Citizens South Bank or Citizens South Banking Corporation.

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee has ever been an officer or employee of Citizens South Banking Corporation or any of its subsidiaries or affiliates (including Citizens South Bank). None of our executive officers has served on the board of directors or on the compensation committee of any other entity, from which any officers served either on our Board or on our Compensation Committee.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee annually reviews the compensation levels of executive officers of Citizens South Banking Corporation and Citizens South Bank and recommends changes to the Board of Directors. The Compensation Committee is composed entirely of non-employee directors. It is intended that the executive compensation program will enable Citizens South Banking Corporation to attract, develop, retain and motivate qualified executive officers who are capable of maximizing its performance for the benefit of its stockholders. The Compensation Committee's strategy seeks to provide competitive compensation strongly aligned with the financial and stock performance of Citizens South Banking Corporation. The compensation program has three key elements: base salary, annual incentive bonuses and long-term equity-based compensation.

      In 2002, Citizens South Banking Corporation retained a recognized compensation consulting firm to review its annual compensation package for executive officers. Compensation levels of Citizens South Banking Corporation were compared to other similarly situated publicly-traded financial services companies in Citizens South Banking Corporation's market area. The review determined that base salaries, annual incentive bonuses and equity-based compensation offered by Citizens South Banking Corporation were within the competitive range of similarly situated financial services companies at that time.

      Base Salaries. Base salary levels and changes to such levels reflect a variety of factors including the results of the Compensation Committee's review of reports of independent consulting firms, including the report described above, and the executive's contribution to the long-term goals of Citizens South Banking Corporation as well as recent results. The Compensation Committee also considers employment agreements, if any, which entitle executives to certain salaries and other benefits. Changes to base salaries are based on numerous objective criteria and the weighing of such criteria using a previously established formula.

      Incentive Bonuses. In 2002, Citizens South Banking Corporation adopted a Management Incentive Plan for certain officers from which performance-oriented bonuses may be paid in any given year based on the executive's relative responsibilities and ability to improve the financial and operating performance of Citizens South Banking Corporation. The Compensation Committee annually determines the officers eligible to participate in the plan.

      The plan is based on operating earnings of Citizens South Bank. If Citizens South Bank's operating earnings exceed a specified target, a bonus pool is created based on the amount by which the target is exceeded. An individual executive's bonus is based upon the achievement of individual performance goals considering elements of performance such as Citizens South Banking Corporation's actual operating performance considered in relation to targeted long range strategic plans. Other criteria also are considered, including the executive's initiative, contribution to overall corporate performance, and managerial ability. No incentive bonuses were paid for the year ended December 31, 2003.

      Equity-Based Compensation. The final component of compensation consists of stock options and restricted stock awards. In 2003, the Company's stockholders approved the 2003 Recognition and Retention Plan and the 2003 Stock Option Plan. In accordance with these plans, awards of stock options and restricted stock were made to executive officers during 2003. All stock options vest in 20% increments over a five-year period from the date of the executive's employment with the Bank. Restricted stock awards vest over a seven-year period, commencing on the date of the award, at the rate of 30% immediately, 10% on January 2, 2004, 10% on November 3, 2005, and 10% per year on November 3 of each year thereafter. These awards will become immediately exercisable upon the executive's disability, normal retirement, death, or following a change in control of the Company. The Compensation Committee believes that long-term incentives are the most effective way of aligning executive compensation with the creation of value for stockholders through stock appreciation. Awards of equity-based compensation were based on individual performance as well as the executive's ability to impact the financial and operating performance of Citizens South Banking Corporation. Future awards will be dependent on Company and individual performance, as well as competitive market conditions.

      The full Board of Directors (without the participation of Mr. Price) determines the compensation of the Chief Executive Officer based on recommendations of the Compensation Committee. Factors considered by the Compensation Committee in recommending the Chief Executive Officer's 2003 base salary included the financial performance of Citizens South Banking Corporation and the advancement of its long-term strategic goals. During 2003, the executive's base salary increased to $190,008 from $150,000. The executive did not receive an incentive bonus in 2003, compared to an incentive bonus of $41,580 received in the prior year. In 2003, the Chief Executive Officer was granted 109,305 stock options and 42,500 shares of restricted common stock. The Compensation Committee determined these awards based on a study of other comparable institutions, its philosophy on the importance of emphasizing equity participation, and its evaluation of the Chief Executive Officer's long-term contribution to the Company's performance and his efforts and actions in successfully building an institution and management team capable of leading a public company.

                           The Compensation Committee


                               Ben R. Rudisill, II (Chairman)
                               James J. Fuller
                               Eugene R. Matthews, II

Stock Performance Graph

      Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the common stock for the period beginning with the last trade of Citizens South Banking Corporation's stock on December 31, 1998, as reported by the Nasdaq Stock Market, through December 31, 2003, (b) the cumulative total return on stocks included in the Russell 2000 Index over such period, and (c) the cumulative total return on stocks included in the SNL Southeast Thrift Index over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed initial investment of $100.

                       Citizens South Banking Corporation

                              [LINE GRAPH OMITTED]

                                                                                  Period Ended
                                                 -------------------------------------------------------------------------------
Index                                                 12/31/98     12/31/99     12/31/00     12/31/01     12/31/02     12/31/03
--------------------------------------------------------------------------------------------------------------------------------
Citizens South Banking Corporation                      100.00        88.96        87.95       123.10       182.09       253.74
Russell 2000                                            100.00       121.26       117.59       120.52        95.83       141.11
SNL Southeast Thrift Index                              100.00        99.22        97.65       149.30       175.14       265.60

      There can be no assurance that the common stock's performance will continue in the future with the same or similar trend depicted in the graph. Citizens South Banking Corporation will not make or endorse any predictions as to future stock performance.

Stock Benefit Plans

      Stock Option Plans. In 1999 Citizens South Bank adopted, and Citizens South Banking Corporation's stockholders approved, the 1999 Stock Option Plan. In 2003, Citizens South Banking Corporation adopted, and its stockholders approved, the 2003 Stock Option Plan.

      Set forth below is certain information regarding options granted to the Named Executive Officers during 2003:

=================================================================================================================================

                                                OPTION GRANTS IN LAST FISCAL YEAR
=================================================================================================================================
Individual Grants
---------------------------------------------------------------------------------------------------------------------------------
                                               Percent of Total
                                Options       Options Granted to                                            Grant Date Present
         Name                   Granted      Employees in FY 2003    Exercise Price     Expiration Date          Value (1)
---------------------------------------------------------------------------------------------------------------------------------
Kim S. Price                     9,305 (2)            1.55%              $15.06         April 19, 2009             $3.71
Kim S. Price                   100,000               16.70%              $15.04        November 3, 2013            $3.70
Paul L. Teem, Jr.               14,059 (2)            2.35%              $12.98         April 19, 2009             $2.94
Paul L. Teem, Jr.               60,000               10.02%              $15.04        November 3, 2013            $3.70
Gary F. Hoskins                 10,561 (2)            1.76%              $12.98         April 19, 2009             $2.94
Gary F. Hoskins                 40,000                6.68%              $15.04        November 3, 2013            $3.70
Michael R. Maguire              20,000                3.34%              $15.04        November 3, 2013            $3.70
V. Burton Brinson, Jr.          20,000                3.34%              $15.04        November 3, 2013            $3.70
Daniel M. Boyd, IV              20,000                3.34%              $15.04        November 3, 2013            $3.70
=================================================================================================================================

----------
(1) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 30.0%; risk free rate of return of 5.0%; dividend yield of 1.848%; and a five-year option life.

(2) Represents options granted as reload options pursuant to the 1999 Stock Option Plan in exchange for shares of common stock used by the optionee in satisfaction of all or a portion of the exercise price of an original option grant. The reload options are subject to all of the same terms and conditions as the original option, including the remaining option exercise term, except that the exercise price of the reload option is determined at the time the original option is exercised.

      Pursuant to these plans, options to purchase common stock of the Company were granted to directors and certain executive officers and employees of the Company as determined by the Compensation Committee which administers the plans. The committee also determines the period over which such awards will vest and become exercisable. The 1999 plan provides for awards in the form of stock options, reload options, limited stock appreciation rights and dividend equivalent rights. The 2003 plan provides for awards in the form of stock options, reload options and limited stock appreciation rights. Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 2003.

==============================================================================================================================
                                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                  FISCAL YEAR-END OPTION VALUES
==============================================================================================================================
                                                                       Number of Unexercised          Value of Unexercised
                                                                            Options at               In-The-Money Options at
                                                                             Year-End                     Year-End (1)
                                                                     ---------------------------------------------------------
                                Shares Acquired       Value          Exercisable/Unexercisable      Exercisable/Unexercisable
            Name                 Upon Exercise      Realized (2)                (#)                             ($)
------------------------------------------------------------------------------------------------------------------------------
Kim S. Price................         25,000           $ 236,375            154,307 /--                  $375,542 / $--
------------------------------------------------------------------------------------------------------------------------------

Paul L. Teem, Jr............         32,557           $ 240,108            74,059 /--                   $13,637 / $--
------------------------------------------------------------------------------------------------------------------------------

Gary F. Hoskins.............         24,456           $ 180,363            50,561 /--                   $10,244 / $--
------------------------------------------------------------------------------------------------------------------------------

Michael R. Maguire..........           --                $--             33,126 / 8,282              $134,902 / $33,729
------------------------------------------------------------------------------------------------------------------------------

V. Burton Brinson, Jr.......           --                $--             7,425 / 29,701               $22,900 / $91,605
------------------------------------------------------------------------------------------------------------------------------

Daniel M. Boyd, IV..........           --                $--             4,000 / 16,000                   $-- / $--
==============================================================================================================================

----------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on December 31, 2003, at which date the last trade price of the common stock as quoted on the Nasdaq National Market was $13.95.

(2) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that were received upon exercise.

      Employee Stock Ownership Plan and Trust. Citizens South Bank implemented an employee stock ownership plan in connection with its initial mutual holding company reorganization. The employee stock ownership plan was established effective January 1, 1998, and purchased 169,068 shares of common stock in the initial public offering that was completed on April 9, 1998 and 105,198 shares in the offering that was completed on September 30, 2002. Employees with at least one year of employment in which they work 1,000 hours or more with Citizens South Bank and who have attained age 21 are eligible to participate in the employee stock ownership plan. The employee stock ownership plan borrowed funds from Citizens South Banking Corporation and used those funds to purchase the shares of the common stock of Citizens South Banking Corporation. The collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan is being repaid principally from Citizens South Bank's contributions to the employee stock ownership plan over a period of 15 years. The interest rate on the loan adjusts at the prime rate, which is the base rate charged on corporate loans at large U.S. money center commercial banks. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

      Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. For the plan year ended December 31, 2003, 33,260 shares were released from the suspense account and allocated to employees. Benefits will not vest at all during the first four years of service and will become 100% vested upon the completion of five years of service. Employees who were employed by Gaston Federal Savings and Loan Association, Citizens South Bank's mutual predecessor, generally received credit for up to five years of service with the mutual institution. A participant also becomes 100% vested upon early or normal retirement, disability or death of the participant or a change in control (as defined in the employee stock ownership plan). A participant who terminates employment for reasons other than death, retirement or disability prior to five years of credited service will forfeit his entire benefit under the employee stock ownership plan. Benefits will be payable in the form of common stock and cash upon death, retirement, early retirement, disability or separation from service. Citizens South Bank's contributions to the employee stock ownership plan are discretionary, and subject to the loan terms and tax law limits and, therefore, benefits payable under the employee stock ownership plan cannot be estimated. Citizens South Bank is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.

      Citizens South Bank's Board of Directors administers the employee stock ownership plan. Citizens South Bank has appointed an independent financial institution to serve as trustee of the employee stock ownership plan. The employee stock ownership plan committee may instruct the trustee regarding investment of funds contributed to the employee stock ownership plan. The employee stock ownership plan trustee, subject to its fiduciary duty, must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of participating employees. Under the employee stock ownership plan, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions the trustee has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

      Restricted Stock Plans. In 1999, Citizens South Bank adopted, and the Company's stockholders approved, the 1999 Recognition and Retention Plan. In 2003, the Company adopted and its stockholders approved the 2003 Recognition and Retention Plan. Under these plans the Company has issued common stock to key employees and directors. Awards vest for plan participants in accordance with schedules determined by the Compensation Committee of the Board of Directors. If a recipient ceases continuous service with the Company due to normal retirement, death or disability, or following a change in control of the Company, shares subject to restriction will immediately vest; in the event of cessation of continuous service for any other reason, unvested shares are forfeited and returned to the Company. Recipients have the right to vote non-vested shares that have been awarded and will receive dividends declared on such shares.

      Equity Compensation Plan Disclosure. Set forth below is information as of December 31, 2003 regarding compensation plans under which equity securities of Citizens South Banking Corporation are authorized for issuance.

=============================================================================================================================
                                       Number of Securities to be                                     Number of Securities
                                        Issued upon Exercise of            Weighted Average         Remaining Available for
               Plan                  Outstanding Options and Rights         Exercise Price            Issuance under Plan
-----------------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved               810,953                         $ 7.00                       23,354(1)
by stockholders
-----------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by stockholders                           --                              --                           --
-----------------------------------------------------------------------------------------------------------------------------
      Total                                      810,953                         $ 7.00                       23,354(1)
=============================================================================================================================

(1) There are no shares available for future issuance pursuant to the 1999 Recognition and Retention Plan and 541 shares underlying options available for future issuance pursuant to the 1999 Stock Option Plan. There are 13,838 shares available for future issuance pursuant to the 2003 Recognition and Retention Plan and 8,975 shares underlying options available for future issuance pursuant to the 2003 Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

      The common stock of Citizens South Banking Corporation is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of Citizens South Banking Corporation and beneficial owners of greater than 10% of Citizens South Banking Corporation's common stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in Citizens South Banking Corporation's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director, or 10% beneficial owner of Citizens South Banking Corporation's common stock to file a Form 3, 4, or 5 on a timely basis. All of Citizens South Banking Corporation's officers and directors filed these reports on a timely basis for 2003.

Transactions with Certain Related Persons

      Federal law and regulation generally requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, pursuant to federal regulations permitting executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees, Citizens South Bank extended loans to Directors Hoyle and Matthews and to Bank officer Huffstetler (summarized in the table below).

      Set forth below is certain information as to loans made by Citizens South Bank to certain of its directors and executive officers, or their affiliates, whose aggregate indebtedness to Citizens South Bank exceeded $60,000 at any time since January 1, 2003. Unless otherwise indicated, all of the loans are secured loans and all loans designated as residential loans are first mortgage loans secured by the borrower's principal place of residence.

                                                                                            Highest                       Interest
                                                                             Original       Balance       Balance on      Rate on
                                                                               Loan         During       December 31,   December 31,
    Name of Individual                Loan Type            Date Originated    Amount         2003            2003           2003
--------------------------   --------------------------    ---------------  ----------    -----------    ------------   ------------
Senator David W. Hoyle       Residential (refinance)            1/03        $  205,000    $   205,500    $    201,193      4.625%
                             Residential (second home)          2/03        $  669,300        669,300         656,539      4.375%
                             Home equity line of credit         1/03        $   50,000         50,000          41,149      Prime

                             Residential (refinance)            2/98        $  191,200    $   138,180    $         --       N/A
                             Residential (second home)          5/98        $  500,000    $   369,520    $         --       N/A
                             Home equity line of credit         12/96       $  100,000    $    65,189    $         --       N/A

Eugene R. Matthews, II       Residential                        3/94        $  148,000    $    111,928   $    104,178      5.75%

B. Frank Matthews, II (1)    Residential                        1/98        $  232,000    $    172,384   $         --       N/A
                             Residential                        4/98        $  134,400    $     98,660   $         --       N/A

J. Stephen Huffstetler       Residential                        7/97        $  170,000    $    155,696   $    152,460      5.75%
                             Home equity line of credit         2/00        $   50,800    $     44,504   $     34,638      Prime

----------
(1) The borrower is a former director of Citizens South Bank and the father of Director Eugene R. Matthews, II.

      Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company's directors and officers are made in conformity with the Federal Reserve Act and the Federal Reserve Board Regulation O.

              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS

      The Audit Committee has approved the engagement of Cherry, Bekaert & Holland, L.L.P. to be Citizens South Banking Corporation's auditors for the 2004 fiscal year, subject to the ratification of the engagement by Citizens South Banking Corporation's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of Cherry, Bekaert & Holland, L.L.P. for Citizens South Banking Corporation's fiscal year ending December 31, 2004. A representative of Cherry, Bekaert & Holland, L.L.P. is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

      Stockholder ratification of the selection of Cherry, Bekaert & Holland, L.L.P. is not required by Citizens South Banking Corporation's bylaws or otherwise. However, the Board is submitting the selection of the independent auditors to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Cherry, Bekaert & Holland, L.L.P., the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in the best interests of Citizens South Banking Corporation and its stockholders.

Fees Paid to Cherry, Bekaert & Holland, L.L.P.

      Set forth below is certain information concerning aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. to Citizens South Banking Corporation during 2003 and 2002:

      Audit Fees. The aggregate fees billed to the Company by Cherry, Bekaert & Holland, L.L.P. for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for the audit of Citizens South Banking Corporation's annual financial statements, review of the financial statements included in Citizens South Banking Corporation's Quarterly Reports on Form 10-Q and services that are normally provided by Cherry, Bekaert & Holland, L.L.P. in connection with statutory and regulatory filings and engagements were $40,126 and $126,542 during the fiscal years ended December 31, 2003 and 2002, respectively.

      Audit Related Fees. The aggregate fees billed to the Company by Cherry, Bekaert & Holland, L.L.P. for assurance and related services rendered by Cherry, Bekaert & Holland, L.L.P. that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in "--Audit Fees," above, were $13,555 and $30,755 during the fiscal years ended December 31, 2003 and 2002, respectively. During the year ended December 31, 2003, audit related fees included fees for assistance and review of FHLB collateral certification, research related to the Sarbanes-Oxley Act of 2002, Bank Secrecy Act procedures, and various disclosure information. During the year ended December 31, 2002, audit related fees included fees for accounting assistance related to the acquisition of Innes Street Financial Corporation of Salisbury, North Carolina, of $30,755.

      Tax Fees. The aggregate fees billed to the Company by Cherry, Bekaert & Holland, L.L.P. for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for tax compliance, tax advice and tax planning were $25,271 and $23,716 during the fiscal years ended December 31, 2003 and 2002, respectively. These services included fees for various tax services in 2003 and, in 2002, which included preparation of the 2001 Innes Street Financial Corporation tax returns as well as Innes Street's final tax return as of December 31, 2001.

      All Other Fees. There were no aggregate fees billed to the Company by Cherry, Bekaert & Holland, L.L.P. that are not described above during the fiscal years ended December 31, 2003 and 2002.

      The Audit Committee has considered whether the provision of non-audit services, which related in 2003 primarily to tax preparation services and research related to the Sarbanes-Oxley Act of 2002 and in 2002 primarily to accounting assistance related to the acquisition of Innes Street Financial Corporation and tax preparation services, is compatible with maintaining Cherry, Bekaert & Holland, L.L.P.'s independence. The Audit Committee concluded that performing such services does not affect Cherry, Bekaert & Holland, L.L.P.'s independence in performing its function as auditor of Citizens South Banking Corporation.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

      The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

      In 2003, 3.8% of the fees paid to Cherry, Bekaert & Holland, L.L.P. for non-audit services were paid following a waiver of the Audit Committee's pre-approval requirement for audit and non-audit services provided by the independent auditors.

Required Vote and Recommendation of the Board of Directors

      In order to ratify the selection of Cherry, Bekaert & Holland, L.L.P. as the auditors for the 2004 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF CHERRY, BEKAERT & HOLLAND, L.L.P. AS AUDITORS FOR THE 2004 FISCAL YEAR.

                      STOCKHOLDER PROPOSALS AND NOMINATIONS

      In order to be eligible for inclusion in Citizens South Banking Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Citizens South Banking Corporation's executive office, 245 West Main Avenue, Gastonia, North Carolina 28053-2249, no later than December 3, 2004. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.

      The Bylaws of Citizens South Banking Corporation provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of Citizens South Banking Corporation not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in the paragraph shall be deemed to require Citizens South Banking Corporation to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements or inclusion established by the SEC in effect at the time such proposal is received.

      The date on which the next Annual Meeting of Stockholders of Citizens South Banking Corporation is expected to be held is May 9, 2005. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before next year's Annual Meeting of Stockholders must be given to Citizens South Banking Corporation no later than February 9, 2005. If notice is received after February 9, 2005, it will be considered untimely, and the Company will not be required to present the matter at the meeting.

                                  MISCELLANEOUS

      The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment.

      The cost of solicitation of proxies will be borne by Citizens South Banking Corporation. Citizens South Banking Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Citizens South Bank may solicit proxies personally or by telephone without additional compensation.

      A copy of the Citizens South Banking Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 will be furnished without charge to stockholders as of the record date upon written request to the Secretary, Citizens South Banking Corporation, 245 West Main Avenue, Gastonia, North Carolina 28053-2249.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Paul L. Teem, Jr.
Gastonia, North Carolina                    Secretary
April 2, 2004

                                                                      APPENDIX A

                       CITIZENS SOUTH BANKING CORPORATION
                            Gastonia, North Carolina

                             Audit Committee Charter
                             Adopted March 15, 2004

I. Purpose

The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of Citizens South Banking Corporation (the "Company"). The Committee's primary function is to assist the Board in monitoring:

      o     the integrity of the Company's financial statements

      o the qualifications and independence of the Company's independent auditor

      o the performance of the Company's internal audit function and independent auditor

      o the Company's disclosure controls and system of internal controls over financial reporting

The Committee should foster adherence to, and encourage continuous improvement of, the Company's policies, procedures and practices. The Committee should also provide an open avenue of communication among financial and senior management, the internal audit function, the independent auditor and the Board.

The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee will report regularly to the Board. The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

II. Composition and Meetings

The Committee shall be comprised of at least three (3) directors, as determined by the Board. Each Committee member shall be an independent director, as defined by all applicable rules and regulations, including the listing standards of Nasdaq, and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience. The Board shall determine whether at least one member of the Committee qualifies as an "audit committee financial expert" in compliance with criteria established by the SEC and other relevant regulations. The existence of such member, including his or her name and whether he or she is independent, shall be disclosed in periodic filings as required by the SEC.

The members of the Committee shall be elected by the Board and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet at least quarterly or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may choose. As part of its responsibility to foster open communication, the Committee will meet periodically with management, the internal auditor and the independent auditor in separate executive sessions to discuss any matters that the Committee or each of those parties believe should be discussed privately. The Committee will meet quarterly with the independent auditor and management to discuss the Company's financial statements.

III. Duties and Responsibilities

The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

      o Review and discuss with management and the independent auditor the Company's annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

      o Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of the Company's Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

      o Review and discuss with management and the independent auditor the certifications of the Company's chief executive officer and chief financial officer about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls, as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906), and the relevant reports rendered by the independent auditor.

      o Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

      o Review and discuss quarterly reports from the independent auditor on:

                  a. all critical accounting policies and practices used or to be used;

                  b. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

                  c. other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

      o Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

      o Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

      o Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

      o Review with management, corporate counsel and the independent auditor the status of legal matters, including the significance of such matters on the Company's financial statements, and the adequacy of disclosures regarding such matters in the Company's financial statements and SEC filings.

      o Review with management and the independent auditor all related party transactions and determine that all required disclosures are included in the Company's annual report and annual proxy statement.

      o Review with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, any difficulties encountered in the course of the audit, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Independent Auditor

      o Appoint, compensate and oversee the work performed by the independent auditor for the purpose of preparing an audit report on the Company's financial statements or related work. Review the performance of the independent auditor and remove the independent auditor if circumstances warrant. The independent auditor shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between management and the independent auditor in the event they arise. Consider whether the auditor's performance of permissible non-audit services is compatible with the auditor's independence.

      o Review and evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead audit partner and the audit partner responsible for reviewing the audit as required by law.

      o Obtain and review a report from the independent auditor at least annually regarding:

                  a. the internal quality control procedures of the independent auditor's firm;

                  b. any material issues raised by the most recent internal quality control review, peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

                  c. all relationships between the independent auditor and the Company.

      o Review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to non-significant exceptions permitted by the Sarbanes-Oxley Act of
            2002) in accordance with the Company's pre-approval policy.

      o Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

      o Employees or former employees of the independent auditor who participated in any capacity in the audit of the Company will not be hired by the Company unless (a) it is determined that such a hiring would not violate any rules and regulations and (b) the hiring is pre-approved by the Board.

Internal Audit

      o Review and advise on the appointment and replacement of the senior internal audit executive.

      o Review activities, organizational structure and qualifications of the internal audit function.

      o Review the significant reports to management prepared by the internal auditor and management's responses.

      o Review the internal audit charter annually and recommend changes, if any.

      o Review periodically with the independent auditor the budget, staffing and responsibilities of the internal audit function.

      o Review periodically with the internal auditor any significant difficulties, disagreements with management or scope restrictions encountered in the course of the function's work.

Other Responsibilities

      o Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any reports that raise material issues regarding the Company's financial statements or accounting policies.

      o Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      o Conduct a review of all related party transactions (those transactions required to be disclosed in the Company's proxy statement pursuant to Item 404 of the SEC's Regulation S-K) for the purpose of determining whether a conflict of interest exists. Where the Committee determines, in its judgment, that no such conflict of interest exists, the Committee may authorize such transaction.

IV. Limitation of Audit Committee's Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                                                      APPENDIX A

                                 REVOCABLE PROXY

                       CITIZENS SOUTH BANKING CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 10, 2004

      The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Citizens South Banking Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina, at 10:30 a.m. (local time) on May 10, 2004. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                          VOTE
                                                          FOR           WITHHELD
                                                          ---           --------

1.    The election as Directors of all nominees
      listed below each to serve for a three-year         |_|              |_|
      term

             Kim S. Price
             Eugene R. Matthews, II

      INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

______________________________

______________________________

                                                              VOTE
                                                  FOR       WITHHELD     ABSTAIN
                                                  ---       --------     -------

2.    The ratification of the appointment of
      Cherry, Bekaert & Holland, L.L.P. as        |_|          |_|         |_|
      auditors for the fiscal year ending
      December 31, 2004.

The Board of Directors recommends a vote "FOR" each of the listed proposals.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Citizens South Banking Corporation at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Citizens South Banking Corporation at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

      The undersigned acknowledges receipt from Citizens South Banking Corporation prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated April 2, 2004.

Dated: ____________________, 2004         |_| Check Box if You Plan
                                              to Attend Meeting

_________________________________         ___________________________________
PRINT NAME OF STOCKHOLDER                 PRINT NAME OF STOCKHOLDER


_________________________________         ___________________________________
SIGNATURE OF STOCKHOLDER                  SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
--------------------------------------------------------------------------------

                                REVOCABLE PROXY
                       CITIZENS SOUTH BANKING CORPORATION

|X| PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                       CITIZENS SOUTH BANKING CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2004

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Citizens South Banking Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina, at 10:30 a.m. (local time) on May 10, 2004. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                    Vote
                                                                    With-
                                                            For     held

1.    The election as Directors of all nominees listed      |_|      |_|
      below each to serve for a three-year term

      Kim S. Price
      Eugene R. Matthews, II

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line below.

______________________________________________________________________________

                                                                Vote
                                                                With-
                                                        For     held     Abstain

2.    The ratification of the appointment of Cherry,    |_|      |_|       |_|
      Bekaert & Holland, L.L.P. as auditors for the fiscal year ending December 31, 2004.

      The Board of Directors recommends a vote "FOR" each of the listed proposals.

      THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.                          |_|

Please be sure to sign and date this Proxy in the box below.  Date _____________

________________________________________________________________________________
Stockholder sign above                             Co-holder (if any) sign above

--------------------------------------------------------------------------------
Detach above card, complete, date, sign and mail in postage-paid envelope provided.

                       CITIZENS SOUTH BANKING CORPORATION


      Should the above signed be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Citizens South Banking Corporation at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Citizens South Banking Corporation at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

      The above signed acknowledges receipt from Citizens South Banking Corporation prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated April 2, 2004.

      Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

--------------------------------------------------------------------------------

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.

-------------------------------------------

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